                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 66                                 Trade Date: 11/30/01
(To Prospectus dated March 22, 2000 and Prospectus        Issue Date: 12/06/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is December 3, 2001




         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UCT9             $11,805,000.00               6.0%                  12/15/13                 100%


    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option      Subject to Redemption       (including the redemption price)
    ----------------        -----------------      ---------------------       --------------------------------
        06/15/02                   Yes                     Yes                           100% 12/15/02
     semi-annually                                                                 semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------           -------------           -----------                ------              -----------
     $11,651,535.00            $153,465.00               $2.75             ABN AMRO Financial
                                                                             Services, Inc.